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                                                             Exhibit 10.1


                              BANCORP HAWAII, INC.

                            ONE-YEAR INCENTIVE PLAN

                                   __________

                           Effective January 1, 1997



SECTION 1.     ESTABLISHMENT AND PURPOSES.
               --------------------------


          1.01 Bancorp Hawaii, Inc. hereby establishes the 1997 One-Year Incentive Plan.

          1.02 The purpose of this Plan is to advance the interests of Bancorp Hawaii, Inc. by (i) motivating special achievements by Eligible Employees upon whose judgment, initiative and efforts Bancorp Hawaii, Inc. is largely dependent upon for the successful conduct of its business through a compensation program emphasizing performance objectives; (ii) supplementing other compensation plans; and (iii) assisting Bancorp Hawaii, Inc. in retaining and attracting such employees.

          1.03 This Plan shall be effective as of January 1, 1997 with the term ending December 31, 1997.


SECTION 2.     DEFINITIONS.
               -----------


          As used herein, the following terms shall have the following meanings unless a different meaning is plainly required in the context:

          2.01 "Board" shall mean the Board of Directors of the Holding Company.

          2.02 "Committee" shall mean the Compensation and Management Development Committee of the Holding Company.

          2.03 "Contingent Award" shall mean an award to an Eligible Employee expressed as a percentage of Salary for the Incentive Period.

          2.04 "Eligible Employees" shall mean officers or other employees of the Holding Company or any Subsidiary, including directors who are also officers or other employees of the Holding Company or of a Subsidiary, who, in the opinion of the Committee, are or give promise of becoming of exceptional importance to the Holding Company or any Subsidiary, and of making substantial contributions to the success, growth and profit of the Holding Company and its Subsidiaries. Eligible Employees shall not include participants of the
                                        ---
Executive Officer One-Year Incentive Plan.

          2.05 "Ending Value" shall be the amount as defined in Section 5.01.

          2.06 "Financial Performance Factor" shall mean an amount ranging from zero to 2.0, as determined by the Performance Matrix described in Section 6 (or, in certain events, by Section 9.02 or Section 12).

          2.07 "Financial Performance Percentage" shall mean the applicable percentage as determined in Section 4.03.

          2.08 "Holding Company" shall mean Bancorp Hawaii, Inc.

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          2.09  "Incentive Period", with respect to any Contingent Award, shall mean the Holding Company's fiscal year 1997.

          2.10 "Individual Performance Factor" shall mean an amount ranging from zero to 2.0, as determined by following the procedures described in Section 7 (or, in certain events, by Section 9.02 or Section 12).

          2.11 "Individual Performance Percentage" shall mean the applicable percentage as determined in Section 4.03.

          2.12 "Net Income" shall mean the Holding Company's consolidated net income for the Incentive Period, as reported in the annual report to shareholders (or as otherwise reported to shareholders) adjusted as described in this Section 2.12. The Holding Company's reported net income shall be adjusted for the following:

               a.   Any extraordinary or unusual gain or loss transaction,

               b.   Securities gains or losses, and

               c.   Dividends on preferred shares.

The Committee will, in its sole discretion, determine any adjustments to be made pursuant to this Section 2.12.

          2.13 "Participant" shall mean a person that the Committee, in its sole discretion, selects from among the Eligible Employees to be awarded a Contingent Award.

          2.14 "Participation Level" shall mean the applicable level as defined in Section 4.03.

          2.15 "Performance Matrix" shall mean the matrix shown in Section 6 by which the Financial Performance Factor under this Plan is calculated.

          2.16 "Plan" shall mean this 1997 One-Year Incentive Plan, as it may be amended from time to time.

          2.17 "Retirement" shall mean the termination of a Participant's employment with the Holding Company or a Subsidiary under circumstances where the Participant terminates on or after the retirement dates specified under the Holding Company's retirement plan and the Participant's withdrawal from any employment in the financial services industry in the State of Hawaii during the Incentive Period.

          2.18 "Return on Average Assets" (ROAA) shall mean Net Income (as defined in Section 2.12) of the Holding Company for the Incentive Period divided by Average Total Assets for the Incentive Period (which Average Total Assets are reported in the Holding Company's annual report to shareholders or as otherwise reported to shareholders).

          2.19 "Salary" shall mean actual base salary for the Incentive Period.

          2.20 "Subsidiary" or "Subsidiaries" shall mean any corporation(s) in which the Holding Company or any Subsidiary (as defined hereby) owns 50 percent or more of the total combined voting power of all classes of stock in such corporation.


SECTION 3.     ADMINISTRATION.
               --------------


          3.01 The Plan shall be administered by the Committee.

          3.02 The Committee shall be vested with full authority to make such rules and regulations as it deems necessary to administer

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the Plan and to interpret the provisions of the Plan.  Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Eligible Employees, Participants and any and all persons claiming under or through any Eligible Employee or Participant, unless otherwise determined by the Board.

          3.03 Any determination, decision or action of the Committee provided for in this Plan may be made or taken by action of the Board if the Board so determines with the same force and effect as if such determination, decision or action had been made or taken by the Committee. No member of the Committee or Board shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Contingent Award. The fact that a member of the Board shall at the time be, or shall theretofore have been or thereafter may be, an Eligible Employee or a Participant shall not disqualify him or her from taking part in and voting at any time as a member of the Board in favor of or against any amendment of the Plan.


SECTION 4.     CONTINGENT AWARDS AND PARTICIPATION LEVELS.
               ------------------------------------------


          4.01 The Committee may, from time to time, in its sole discretion, award to each Participant a Contingent Award based on a designated performance level. The Committee shall cause notice to be given to each Participant of his or her selection, Contingent Award and Participation Level.

          4.02 The Contingent Award that may be awarded to any Participant shall be a percentage of his or her Salary, which percentage shall be no greater than the amounts set out in the table below.

                                               CONTINGENT AWARD
          BANK OF HAWAII OFFICERS               AS A % OF SALARY
          -----------------------               ----------------

          Group Head                               40%

          Division Manager                         35%

          Other                                     5%-30%


          OTHER SUBSIDIARY OFFICERS                30%
          -------------------------


          4.03 The Committee shall also designate one of the following three Participation Levels for each Participant, under which an Individual Performance Percentage and a Financial Performance Percentage shall be designated for weighting of the Individual Performance Factor and the Financial Performance
Factor:

Level 1:  50% Individual Performance Factor  /  50% Financial Performance Factor

Level 2:  75% Individual Performance Factor  /  25% Financial Performance Factor

Level 3:  90% Individual Performance Factor  /  10% Financial Performance Factor


SECTION 5.     ENDING VALUE OF CONTINGENT AWARD.
               --------------------------------

          5.01 The Ending Value of a Contingent Award shall be determined by multiplying the Contingent Award (as a percentage) by

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the sum of the "Financial Performance Value" and the "Individual Performance
Value" as determined below in this Section 5.

          5.02 The Financial Performance Value is determined by multiplying the Financial Performance Factor (as determined in accordance with Section 6) by the Financial Performance Percentage of the Participation Level for the Participant.

          5.03 The Individual Performance Value is determined by multiplying the Individual Performance Factor (as determined in accordance with Section 7) by the Individual Performance Percentage of the Participation Level for the Participant.


SECTION 6.     FINANCIAL PERFORMANCE FACTOR.
               ----------------------------

          6.01 The Financial Performance Factor shall be determined based on the following Matrix:

               FINANCIAL PERFORMANCE FACTOR
    ===================================================
R   1.15%     0.8      1.0      1.4      1.6      2.0

O   1.10%     0.6      0.8      1.0      1.4      1.6

A   1.05%     0.4      0.6      0.8      1.0      1.4

A   1.00%     0.2      0.4      0.6      0.8      1.0
    0.95%     0.0      0.2      0.4      0.6      0.8
    ===================================================
             $135MM   $140MM   $145MM   $150MM   $155MM
             ==========================================
                              NET INCOME
             ==========================================

          6.02 Interpolation shall be made on a straight line basis as calculated by the Controllers Division. In certain unusual cases, either ROAA or Net Income may be below 0.95% and $135MM, respectively. Proration will still be performed if at least one of these factors is within the range indicated on the Performance Matrix. In no case will the Financial Performance Factor exceed 2.0.


SECTION 7.     INDIVIDUAL PERFORMANCE FACTOR.
               -----------------------------

          7.01 The Individual Performance Factor will be established based on individual performance. This step shall appraise each Participant's performance on his or her assigned job responsibilities in consideration of the economic and other circumstances with which each Participant had to cope during the Incentive Period. For this purpose, a Participant's performance appraisal will consider, but is not limited to:

               a.   1997 Individual Performance Objectives (see Attachment A).

               b.   How well basic responsibilities were carried out.

               c.   How well problems were anticipated and avoided or mollified.

               d.   How well unanticipated problems were overcome.

               e.   How well opportunities were identified and capitalized on.

The scope of circumstances to be considered shall include economic conditions; cost considerations; political implications; revenue generation; public, governmental, customer relations; and the like.

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A Participant whose individual performance is evaluated as "Below Expectations"
or "Unsatisfactory" will not be eligible for a payout under the conditions of the Plan (notwithstanding the Financial Performance Value determined in Section
6), and the Ending Value of the Participant's Contingent Award shall be zero.

          7.02 The Chairman and the President shall recommend an Individual Performance Factor for each Participant to the Committee. Individual Performance Factors will range from zero to a maximum of 2.0. The Committee shall make the final determination of awards and reserves the right to add to or withhold all or any portion of an award at its sole discretion.


SECTION 8.     DETERMINATION AND PAYMENT OF AWARDS.
               -----------------------------------

          8.01 If the Ending Value of the Contingent Award as computed in accordance with Sections 5, 6 and 7 is zero, no payment shall be made, any Contingent Awards shall terminate, and all rights thereunder shall cease.

          8.02 Subject to the provisions of Section 9 and Section 12 hereof, the Ending Value, if any, of the Contingent Award for each Participant shall be determined as per Sections 5, 6 and 7. The amount determined for each Participant shall be paid in cash in a lump sum (subject to withholding requirements, if applicable) as soon as practical after determination thereof.

          However, a Participant may make a request, on a form approved by the Committee, for the deferral of all or part of any payment he or she may receive, provided that such request is delivered to the Human Resources Division no later than November 1 of the Incentive Period.

          The Committee may accept or reject any such request for a deferral and may determine the conditions of such deferral at the Committee's sole discretion.


SECTION 9.     TERMINATION OF EMPLOYMENT.
               -------------------------

          9.01 Except as otherwise provided in Section 9.02 below, if a Participant does not remain continuously in the employ of the Holding Company or a Subsidiary until the expiration of the Incentive Period with respect to any Contingent Award, such Contingent Award shall terminate and all rights thereunder shall cease.

          9.02 If the employment of a Participant with the Holding Company or a Subsidiary terminates during the Incentive Period due to his or her death, disability or Retirement, the Committee shall determine the cash payment to be made with respect to such Participant under the following method:

           Salary shall be the year to date actual salary annualized prior to the Participant's death, disability, or retirement. The Ending Value of the Contingent Award calculated under Sections 5, 6, and 7 shall be multiplied by a fraction, the numerator of which shall be the number of full months of the Incentive Period during which Participant was an employee of the Holding

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           Company or Subsidiary, and the denominator of which shall be 12.
           This calculation and the payment of any award necessarily must be paid after the termination of the Incentive Period in accordance with
           Section 8.02.


SECTION 10.    NON-TRANSFERABILITY OF CONTINGENT AWARD.
               ---------------------------------------

          No Contingent Award shall be sold, assigned, transferred, encumbered, hypothecated or otherwise anticipated by a Participant, and during the lifetime of a Participant, any payment shall be payable only to the Participant. The Committee shall, if it so determines, adopt rules for the designation by a Participant of a beneficiary to receive cash payments, if any, that may become due pursuant to this Plan after the death of the Participant.


SECTION 11.    AMENDMENT OR TERMINATION OF THE PLAN.
               ------------------------------------

          The Board or the Committee, may, at any time, terminate or at any time and from time to time amend, modify or suspend this Plan provided that no such amendment, modification, suspension or termination of the Plan shall in any manner adversely affect any Contingent Award theretofore made under the Plan without the consent of the Participant.


SECTION 12.    CHANGES IN CAPITALIZATION OR CONTROL.
               ------------------------------------

          In the event of a dissolution or liquidation of the Holding Company, or a "Change in Control" of the Holding Company, the amount of cash payable with respect to any Contingent Award for an Incentive Period that will end after such event shall be determined and payable as if the Incentive Period ended on the date of such event and an Ending Value of the Contingent Award of two times the Contingent Award Percentage shall be used in calculating payments under this Plan, notwithstanding any other provisions of this Plan. All Contingent Awards shall be calculated based on the actual annualized salary for such shortened Incentive Period. The Ending Value of the Contingent Award calculated under this Section 12 shall be multiplied by a fraction, the numerator of which shall be the number of full months of the Incentive Period, as adjusted under this
Section 12, and the denominator of which shall be 12. The Ending Value of the Contingent Award under this Section 12 shall be paid to such participants within ten days of the end of the shortened Incentive Period. For this purpose, a "Change in Control" of the Holding Company means any one or more of the following occurrences: (i) Any person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Holding Company having 25 percent or more of the total number of votes that may be cast for the election of Directors of the Holding Company; or (ii) As a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were Directors of the Holding Company before the transaction shall cease to constitute a majority of the

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Board of Directors of the Holding Company or any successor to the Holding
Company.

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